Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report on Form 10-Q/A (Amendment No. 1) for the period ended September 30, 2008 (the “Report”) by Pacific Capital Bancorp (“Registrant”), the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: November 14, 2008	/s/ George S. Leis
George S. Leis
President and Chief Executive Officer

Date: November 14, 2008	/s/ Stephen V. Masterson
Stephen V. Masterson
Executive Vice President and Chief Financial Officer